January 27, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

         I have read the statements made by ANTs Software.com (copy attached), which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 27, 2000. I agree with the statements concerning me in such Form 8-K.

                                       Very truly yours,



                                       /s/ Jaak Olesk, CPA